                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                                 Date of Report
                             (Date of earliest event
                                   reported):

                                 March 30, 2000
                           --------------------------



                           ENTERPRISES SOLUTIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its Charter)


            Nevada                   000-28195                 88-0232148
(State or other jurisdiction        (Commission              (IRS Employer
  of incorporation)                 File Number)           Identification No.)



  15 Raven Road, Canton, Massachusetts                           02021
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: 617-510-3898
                                                    781-821-0131

                                                                      FORM 8-K

                           ENTERPRISES SOLUTIONS, INC.


ITEM 5.  OTHER EVENTS

(a)      Actions by Securities and Exchange Commission

         Suspension in Trading of Common Stock. On March 30, 2000, the Securities and Exchange Commission ("Commission") announced the temporary suspension, pursuant to Section 12(k) of the Securities Exchange Act of 1934 (the "Exchange Act"), of trading of the Common Stock of the Company at 9:30 a.m. on March 30, 2000 and terminating at 11:59 p.m. on April 12, 2000. The Commission announced that it temporarily suspended trading in the securities of the Company because of questions concerning the accuracy and completeness of assertions made by the Company in its filings with the Commission, in its recent press releases, and on its Internet website, including questions about the identity of persons in control of the operations and management of the Company. The Commission cautioned broker-dealers, shareholders, and prospective purchasers that they should carefully consider the foregoing information along with all other currently available information and any information subsequently issued by the Company. Further, the Commisssion advised that brokers and dealers should be alert to the fact that, pursuant to Rule 15c2-11 under the Exchange Act, at the termination of the trading suspension, no quotation may be entered unless and until they have strictly complied with all of the provisions of the rule. If any broker or dealer has any questions as to whether or not he has complied with the rule, he should not enter any quotation but immediately contact the staff of the Commission in Washington, D.C. If any broker or dealer is uncertain as to what is required by Rule 15c2-11, he should refrain from entering quotations relating to Enterprises Solutions, Inc. securities until such time as he has familiarized himself with the rule and is certain that all of its provisions have been met. If any broker or dealer enters any quotation that is in violation of the rule, the Commission stated that it would consider the need for prompt enforcement action.

         Court Filing for Temporary Restraining Order and Other Relief. On April 6, 2000, the Commission filed in the U.S. District Court for the Southern District of New York (1) a motion for Temporary Restraining Order, Order to Show Cause and Orders Granting Other Relief against the Company and Herbert S. Cannon, Defendants; (2) a Verified Complaint against the Company, Herbert S. Cannon and Dr. John A. Solomon, Defendants, and Rowen House Ltd. and Montville Ltd., Relief Defendants; and (3) and an Ex Parte Application For Order Freezing Assets, Order To Show Cause Re Preliminary Injunction and Other Relief against the Company, Herbert S. Cannon, Rowen House, Ltd. and Montville, Ltd.

         The Commission's application for Temporary Restraining Order requests a Court order (i) freezing certain assets of relief defendants, Rowen House, Ltd and Montville, Ltd., (ii) requiring these relief defendants to show cause why preliminary injunctive relief should not be entered, and (iii) enjoining all defendants and relief defendants from destroying evidence. As to the Commission's application to freeze assets of the relief defendants, it requested an immediate freeze, with specified provisos, on (i) all monies held in any account name maintained at the brokerage firm of Wall Street Equities, in the name of, for the benefit of, or over which account authority is held by relief defendants Rowen House, Ltd. and Montville, Ltd., to the extent such funds represent the proceeds from the sale of shares of stock of the Company, and (ii) any shares of the Company's Stock contained in such account. The Commission also applied for expedited discovery for an order that all defendants and relief defendants, and specified persons associated with them, be restrained and enjoined from destroying, mutilating, concealing, altering, or disposing of, in any manner, an document (as defined in the Commission's application). The Court granted the Commission's application for the above Temporary Restraining Order on April 6, 2000.

         The Commission's Verified Complaint alleged securities fraud in violation of the Exchange Act Section 10(b) and Rule 10b-5 promulgated thereunder and requested relief enjoining the Company, Herbert S. Cannon and Dr. John A. Solomon from violating the Exchange Act, the aforementioned Section 10(b) and Rule 10b-5; ordering Herbert S. Cannon to account for and disgorge, with interest, all profits he has realized from any sales of the Company's Common Stock, including sales through brokerage firms over which he had any direct or indirect control, including those of relief defendants, Rowen House, Ltd. and Montville, Ltd.; imposing a constructive trust upon any and all proceeds from the Company's Common Stock sales being held in the brokerage accounts of relief defendants Rowen House, Ltd. and Montville, Ltd.; and ordering Herbert S. Cannon and Dr. John A. Solomon to pay appropriate civil penalties.

         The Commission's Ex Parte Aplication for Order Freezing Assets, Order To Show Cause Re Preliminary Injunction and Other Relief supports its application for an ex parte order (i) freezing certain assets of the relief defendants Rowen House, Ltd. and Montville, Ltd., (ii) requiring these relief defendants to show cause why preliminary injunctive relief should not be entered, (iii) requiring these relief defendants to each provide certain asset identifying information, and (iv) enjoining all defendants and relief defendants from destroying evidence.

         The Company is working actively to attempt to settle the above proceedings with the Commission.

(b)Offshore Financing

         On April 2, 2000, the Company executed a Deed Poll under the laws of Switzerland in favor of the holders of notes issued pursuant thereto (the "Deed Poll"). Upon application of Waltrag A.G., in exchange for a purchase price of $5,000,000, the Company issued to Waltrag A.G., the initial holder, $5,000,000 principal amount of its Convertible Notes pursuant to the Deed Poll (the

"Notes", such term to include the additional note issued as described below). As set forth in the Deed Poll, each Note is in registered form and in the minimum denomination of $250,000 each, bearing a coupon interest rate of 10% nominal interest per annum, payable monthly in arrears, and maturing April 2, 2001. The Notes are convertible at the option of the holder into Common Stock of the Company, on or before April 2, 2001, at a conversion price of 90% of the 22 day moving average price of the Company's Common Stock, backdated from the time of the conversion request. The Company received payment of the $5,000,000 purchase price for the above Notes on April 4, 2000.

         In connection with the issuance of the Notes, as a commission without payment of additional consideration, Waltrag A.G. was also issued an additional
Note in the principal amount of $250,000, the terms of which Note are the same as those of the $5,000,000 principal amount of Notes referred to above, and warrants to purchase 50,000 shares of Common Stock of the Company on or before April 2, 2003, exercisable at a price equal to 120% of the conversion price of the Notes calculated as of April 2, 2000.

         Under the Deed Poll, the holder(s) of the Notes and Warrants have piggyback registration rights for the underlying shares of Common Stock with respect to any registration statement under the Securities Act of 1933 filed by the Company at any time. The Company has no right to redeem any of the Notes prior to their maturity date of April 2, 2001. The holder of Notes may, within 28 days of first becoming entitled to voting shares of the Company such that any further aquisition of voting shares by the holder, require the Company within a 21 day period to redeem the outstanding Notes. The holder of the Notes has the express right to demand the redemption of its Notes.

         The Company is not restricted in future financings by the provisions of the Deed Poll.

         The Deed Poll provides for a minimum subscription price by an applicant of $100,000. Each holder of notes issued pursuant to the Deed Poll has the benefit of, and is entitled to enforce the Deed Poll, whether or not such holder is or is not a party to the Deed Poll. The Company agreed to establish and maintain in New York, N.Y., a Register of the holders of notes issued pursuant to the Deed Poll, and to determine amounts, if any, of withholding tax applicable to any payment in respect to a note.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         4.1   Deed Poll dated April 2, 2000

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned thereunto duly authorized.

Dated: April 7, 2000

                                    Enterprises Solutions, Inc.


                                    By: /s/ Dr. John A. Solomon
                                        ------------------------
                                        Dr. John A. Solomon,
                                        President and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
   4.1          Deed Poll dated April 2, 2000